Form N-SAR
Sub-Item 77Q(1)
Copies of any new or amended investment advisory contracts
Old Westbury Funds, Inc.


On January 20, 2011, the Board of Directors of Old Westbury Funds, Inc. approved a new Investment Sub-Advisory Agreement between Bessemer Investment Management LLC and Mondrian Investment Partners Limited. A copy of the Investment Sub-Advisory Agreement is incorporated herein by reference to
Exhibit 28(d)(vii) of Post-Effective Amendment No. 40 to the Registrant's Registration Statement on Form N-1A filed with the SEC on February 28, 2011.

On January 26, 2011, Old Westbury Funds, Inc. entered into Fee Waiver Commitment Letter with Bessemer Investment Management LLC and Bessemer Trust Company, N.A. relating to the U.S. Large Cap Fund, Non-U.S. Large Cap Fund, Global Small & Mid Cap Fund, Global Opportunities Fund, Fixed Income Fund, Municipal Bond Fund and Real Return Fund (the "Letter") dated January 27, 2011. A copy of the Fee Waiver Commitment Letter is incorporated herein by reference to Exhibit 28(d)(xii) of Post Effective Amendment No. 40 to the Registrant's Registration Statement on Form N-1A filed with the SEC on February 28, 2011.

On April 26, 2011, Old Westbury Funds, Inc. entered into Fee Waiver Commitment Letter with Bessemer Investment Management LLC and Bessemer Trust Company, N.A. relating to the U.S. Large Cap Fund, Non-U.S. Large Cap Fund, Global Small & Mid Cap Fund, Global Opportunities Fund, Fixed Income Fund, Municipal Bond Fund and Real Return Fund (the "Letter") dated April 27, 2011. A copy of the Fee Waiver Commitment Letter is incorporated herein by reference to Exhibit 28(d)(xii) of Post Effective Amendment No. 42 to the Registrant's Registration Statement on Form N-1A filed with the SEC on June 8, 2011.